Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Mereo Biopharma Group plc 2019 Equity Incentive Plan and the Mereo Biopharma Group plc 2019 Non-Employee Equity Incentive Plan of Mereo Biopharma Group plc of our report dated June 15, 2020, with respect to the consolidated financial statements of Mereo Biopharma Group included in this Annual Report (Form 20-F) for the year ended December 31, 2019.

/s/ Ernst & Young LLP

London, United Kingdom

June 15, 2020